Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-264164) pertaining to the 2022 Employee and Director Equity-Based Compensation Plan of Embecta Corp. of our report dated December 22, 2022, with respect to the consolidated financial statements of Embecta Corp. included in this Annual Report (Form 10-K) for the year ended September 30, 2022.

/s/ Ernst & Young LLP

New York, New York
December 22, 2022